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                                                                    EXHIBIT 99.1

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                                 CONTACT:   Charlie Sipkins
                                            Fleishman-Hillard on behalf of UICI
                                            (212) 453-2160
                                            sipkinsc@fleishman.com

NEWS RELEASE


(For Immediate Release)

UICI ANNOUNCES APPOINTMENT OF GREGORY T. MUTZ AS VICE CHAIRMAN OF THE BOARD

WILLIAM J. GEDWED APPOINTED AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

UICI RECONFIRMS ITS COMMITMENT TO ITS CORE NICHE INSURANCE MARKETS

DALLAS, TX, May 22, 2003----UICI (the "Company" NYSE: UCI) today reported that its Board of Directors, at a meeting held on May 21, 2003, has named Gregory T. Mutz (a director of the Company and the Company's current President and Chief Executive Officer) as its Vice Chairman of the Board, effective July 1, 2003. As the Board's Vice Chairman, Mr. Mutz will continue to assess the Company's senior markets/long term care initiative, oversee the Company's student loan funding operations and assist the Company with respect to regulatory and other strategic initiatives.

At its May 21 meeting, the UICI Board also appointed William J. Gedwed to succeed Mr. Mutz as the Company's President and Chief Executive Officer, effective July 1, 2003. Mr. Mutz will continue to serve as UICI's President and CEO through June 30, 2003 to assist in the transition.

Mr. Gedwed (age 47) formerly served as the Company's Executive Vice President with responsibility over the Company's Self Employed Agency Division, the Company's largest operating unit. Mr. Gedwed resigned from the Company in February 2001 to pursue other business interests, but he continued to serve the Company as a member of its board of directors, a position he has held continuously since June 2000.

Ronald L. Jensen (UICI's Founder and Chairman of the Board) also announced that the Company has decided to concentrate its time, effort and resources in the three niche health insurance markets in which it plays a significant leadership role. Through six separate operating divisions, the Company is the largest marketer and underwriter to the self employed health market niche; is the largest marketer and underwriter of student health insurance; and is the largest marketer and underwriter of limited benefit insurance plans for entry level, high turnover, hourly employees. Mr. Jensen related that he believes that generally the niche markets are underserved and present real opportunities to provide affordable health insurance and related insurance products. Going forward, UICI will review all current activities that are not directly serving these three niche markets. In order to help in the transition and in implementing the


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Board's game plan, Mr. Jensen has agreed to take a much more active role in
UICI's day-to-day activities for the foreseeable future, especially working with UICI's agency field forces.

Separately, the Company announced that the previously disclosed settlements of all of the litigation derived from its former sub prime credit card operations became final on May 9, 2003. The litigation (some of which was initially commenced against the Company in 1997) has been settled on terms that will not have a material adverse impact on the results of operations or financial condition of UICI. In addition, on May 13, 2003, the Company and Mr. Jensen finally and fully settled on favorable terms the Sun Communications, Inc. v. SunTech Processing Systems, LLC, UICI, Ronald L. Jensen, et al litigation, to which the Company has been a party since 1998.

CORPORATE PROFILE:

UICI (headquartered in North Richland Hills (Fort Worth), Texas) through its subsidiaries offers insurance (primarily health and life) and selected financial services to niche consumer and institutional markets. Through its Self Employed Agency Division, UICI provides to the self-employed market health insurance and related insurance products, which are distributed primarily through the Company's dedicated agency field forces, UGA-Association Field Services and Cornerstone America. Through its Group Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve and markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets, and the Company's Senior Market Division provides long-term care insurance and Medicare supplement insurance products to the senior age market. The Company's Academic Management Services Corp. unit (headquartered in Swansea, Massachusetts) seeks to provide financing solutions for college and graduate school students, their parents and the educational institutions they attend by marketing, originating, funding and servicing primarily federally guaranteed student loans and by providing student tuition installment payment plans. In 2002, UICI was added to the Standard & Poor's Small Cap 600 Index. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

         Certain statements set forth in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

         The Company's future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company's ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company's ability to predict and control health care costs and claims, as well as the Company's financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician,


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hospital and other provider groups may result in increased health care costs and limit the Company's ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company's ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company's financial condition or results of operations.

         The Company's insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI's insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company's insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties an/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

         The Company provides health insurance products to consumers in the self-employed market in 44 states. A substantial portion of such products is issued to members of various independent membership associations that act as the master policyholder for such products. The two principal membership associations in the self-employed market for which the Company underwrites insurance are the National Association for the Self-Employed ("NASE") and the Alliance for Affordable Services ("AAS"). The associations provide their membership with a number of endorsed benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association's master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as enrollers of new members for the associations, for which the agents receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of Ronald L. Jensen. the Chairman of the Company) provides administrative and benefit procurement services to the associations, and a subsidiary of the Company sells new membership sales leads to the enrollers and video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to endorse the Company's insurance products to their respective members are terminable by the Company and the associations upon not less than one year's advance notice to the other party.

         Recent articles in the popular press have been critical of association group coverage. In December 2002, the National Association of Insurance Commissioners (NAIC) convened a special task force to review association group coverage, and the Company is aware that selected states are reviewing the laws and regulations under which association group policies are issued. The Company has also recently been named a party to several lawsuits challenging the nature of the relationship between the Company's insurance companies and the associations with which the Company has entered into joint marketing arrangements with respect to its health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called "association group" insurance (particularly changes that would subject the issuance



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of policies to prior premium rate approval and/or require the issuance of policies on a "guaranteed issue" basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

         The Company's Academic Management Services Corp. business could be adversely affected by changes in the Federal Higher Education Act of 1965, which authorizes and governs most federal student aid and student loan programs, and/or changes in other relevant federal or state laws, rules and regulations. The Higher Education Act is subject to review and reauthorization by the recently convened 108th Congress. Congress last reauthorized the Higher Education Act in 1998. While the Company believes that the Higher Education Act of 1965 will in fact be reauthorized, there can be no assurance of the form that reauthorization will take or the changes that the reauthorization bill will bring to the law and regulations governing student finance.

         In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.